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                                                                    EXHIBIT 99.1

                                   AGREEMENT


                 THIS AGREEMENT ("Agreement") is made and entered into as of this 8th day of January, 1998, by and between Eagle USA Airfreight, Inc., a Texas corporation (the "Company"), and James R. Crane, an individual resident of the State of Texas (the "Shareholder").

                                    Recitals

                 WHEREAS, the Shareholder is the owner of an aggregate of 10,342,378 shares of the Company's common stock, par value $0.001 per share ("Common Stock"); and

                 WHEREAS, the Shareholder desires to sell 1,500,000 of the shares of Common Stock owned by him or such other number as may be agreed to by the Shareholder and the underwriter (the "Shares").

                 NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                 1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                 "Commission" shall mean the Securities and Exchange
         Commission.

                 The terms "register, "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

                 "Registration Expenses" shall mean all reasonable out-of-pocket registration, qualification and filing fees, NASD fees, exchange listing fees, printing expenses, "road show" travel and lodging expenses of the Company, fees and disbursements of outside counsel and independent accountants for the Company, blue sky fees and expenses, and other reasonable and customary out-of-pocket expenses incurred by the Company and the Shareholder incident to such registration, including without limitation all costs and expenses required to be paid or reimbursed by the Company pursuant to the Underwriting Agreement (as defined herein) (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
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2.       Registration.

         2.1 Registration of the Shares. In accordance with the terms of the Shareholders' Agreement dated as of October 1, 1994 among the Company, the Shareholder, Daniel S. Swannie, Donald P. Roberts and Douglas A. Seckel (the "Shareholders' Agreement"), it is contemplated that the Company will register the Shares pursuant to the Securities Act. It is further contemplated that the Shares so registered shall be offered and sold in accordance with and subject to the terms of an underwriting agreement (the "Underwriting Agreement") to be negotiated among the Shareholder, the Company and the managing underwriter(s) selected for such underwriting by the Company and the Shareholder. Pursuant to such registration, it is presently contemplated that all of the Shares will be offered and sold by the underwriter(s) on a firm commitment basis, with an additional 225,000 (or such other number equal to 15% of the number of the Shares) shares of Common Stock (the "Company Shares") subject to an option granted by the Company to the underwriter(s) for the purpose of covering overallotments, if any (the "Overallotment Option"). Notwithstanding the foregoing, the Shareholder shall have the right to terminate or withdraw the registration prior to the effectiveness of such registration; provided, however, that in such event, the Shareholder shall reimburse the Company in the manner provided in Section 2.2 below as promptly as reasonably practicable for all Registration Expenses incurred through the date of notice of such termination in connection with such terminated registration.

         2.2     Expenses of Registration.

         (a) Subject to Section 2.2(c), all Registration Expenses incurred by the Company or the Shareholder in connection with the registration pursuant to Section 2.1 shall be borne by the Shareholder. Subject to the foregoing, upon the request of the Company, the Shareholder shall pay, 30 days after the Closing (as defined below), any Registration Expenses for which there has been the presentation of either bills, receipts or other appropriate evidence of expense or a good faith estimate of accrued but unbilled costs and expenses (with any remaining Registration Expenses to be paid by the Shareholder within five business days of the invoice from time to time by the Company); provided, however, that all such bills, receipts and/or estimates shall be presented to the Shareholder within 90 days of the first Closing (defined below). Notwithstanding anything to the contrary contained in this Agreement, the Company shall use commercially reasonable efforts to minimize the Registration Expenses to the extent reasonably practicable.

         (b) All underwriting discounts, selling commissions and stock transfer taxes applicable to (i) the Shares shall be paid by the Shareholder and (ii) the Company Shares shall be paid by the Company (none of which shall constitute Registration Expenses).

         (c) Notwithstanding anything herein to the contrary, if the Company Shares are sold to the underwriters pursuant to the Overallotment Option, the Company shall pay all Registration Expenses in connection with the registration of the Shares and the Company Shares, and the Shareholder shall have no obligation pursuant to Section 2.2(a) hereof.


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3.       Miscellaneous.

         3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas.

         3.2 Amendment. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated only upon the written consent of the Company and the Shareholder.

         3.3 Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below the party's signature to this Agreement (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

         3.4 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         3.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         3.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         3.7 Survival. The provisions of Section 2 of this Agreement shall survive any sale of the Shares and termination of this Agreement.

         3.8 No Assignment. The benefits and obligations of this Agreement may not be assigned to any other party without the prior written consent of the other party hereto; provided that the rights and benefits of the Shareholder shall inure to the benefit of his heirs and personal representatives.





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         3.9     Indemnification.  It is understood and agreed by the parties hereto that the provisions of Section 5.7 of the Shareholders' Agreement (without limiting the generality of any other provision thereof) shall apply to the registration of the Shares contemplated by this Agreement.

         IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this agreement effective upon the date first set forth above.

                                        COMPANY:

                                        Eagle USA Airfreight, Inc.,
                                        a Texas corporation


                                        /s/ DOUGLAS A. SECKEL
                                        ---------------------------------------
                                        Douglas A. Seckel
                                        Chief Financial Officer

                                        Address:
                                        Eagle USA Airfreight, Inc.
                                        3214 Lodestar
                                        Houston, Texas 77032



                                        SHAREHOLDER:


                                        /s/ JAMES R. CRANE
                                        ---------------------------------------
                                        James R. Crane

                                        Address:
                                        3214 Lodestar
                                        Houston, Texas 77032





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